UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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NOVAGOLD RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

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Corporate Governance Summary – 2020 Annual Shareholder Meeting

Election of Directors

a.    New nominee: Dr. Elaine Dorward-King

b.    Board refreshment/changes since 2017:

i.      Four directors have stepped down: Dr. Marc Faber, Gerald McConnell, Gil Leathley, Rick Van Nieuwenhuyse

ii.     Added three new directors: Dr. Diane Garrett, Ethan Schutt, and Dr. Elaine Dorward-King (nominee)

iii.    Reduced Board size from 11 to 10

iv.    Increased gender diversity from 9% to 30%

v.     Board nominee slate is 80% independent

vi.    Adopted a Board Service Policy to prevent overboarding

Executive Compensation

a.    Refer to Summary Compensation Table (SCT) (p. 71*), Realizable vs Realized Pay Tables (pp. 74-77)

i.      SCT shows reduction in executive comp since 2017

ii.     Realized pay is generally lower than realizable pay and SCT pay (pp. 76-77)

b.    Changes to executive compensation program since 2017 have resulted in a cumulative effect of reduced total compensation:

i.      Extended vesting period for options and PSUs from two to three years (Dec 2017)

ii.     Eliminated individual performance rating as a multiplier for long-term incentive (LTI) award value

iii.    CEO base salary unchanged for three years (2017, 2018 & 2019)

c.    Other changes to compensation program:

i.      Added a double-trigger change of control provision to option plan and PSU plan before award vesting is accelerated (effective Jan. 2019)

ii.     Adopted an Executive Compensation Clawback policy

iii.    Enhanced the description of our annual company goals, including threshold, target and maximum achievement descriptions (pp. 54-57, 61-65)

Stock Award, Performance Share Unit and Deferred Share Unit Plans up for shareholder approval	a. Required every three years by the TSX i. Stock Award Plan amendment - reduce share pool size to 8% of issued and outstanding shares from 10%
Say on Pay Frequency	b. Required every six years by the SEC i. The Board recommends continuing with annual Say on Pay votes
Appointment of PricewaterhouseCoopers as auditors for fiscal year 2020

For additional information, please contact:

Tricia Pannier, Corporate Secretary

T: +1 (801) 449-9328

E: tricia.pannier@novagold.com

*All page numbers refer to the 2020 Management Information Circular, which is available on the Company's website at www.novagold.com/investors/mic/, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov, and can be obtained at no charge on these websites. The Company strongly encourages shareholders to read the management information circular and related documents in their entirety as they contain important information.

NovaGold Resources Inc. 400 Burrard Street, Suite 1860, Vancouver, BC V6C 3A6 T 604 669 6227 TF 866 669 6227 F 604 669 6272